EXHIBIT 10.1

Certain identified information in this document has been omitted in accordance with Item 601(b)(10) of Regulation S-K because it is both (i) not material and

(ii) is the type that the registrant treats as private or confidential.

Omitted portions are marked with “[***]” in this exhibit.

February 4, 2025

To: Guy Guglielmino

Guy,

We are pleased to share that the Compensation Committee of the Board of Directors of Treace Medical Concepts, Inc. (the “Company”) has approved a special incentive bonus for you for 2025, if you are able to achieve certain revenue growth targets over and above our corporate revenue goals. This incentive is subject to the 2021 Incentive Plan (the “2021 Plan”) and the 2025 Corporate Bonus Plan.

The revenue targets and associated bonus payouts for target achievement are:

CCO Bonus Targets	2025 Revenue	Payout for Achievement	(Reference: Cumulative Amount)
	Below $ [***]	$0	$0
Minimum Threshold: AOP Revenue Target (~[***]% Growth)	$ [***]	$[***]	$[***]
[***]% Growth	$ [***]	$[***]	$[***]
[***]% Growth	$[***]	$[***]	$[***]
Maximum: [***]% Growth	$[***]	$[***]	$[***]

Amounts paid for achievement between the minimum revenue threshold payment of $[***] and the maximum payout of $[***] will be calculated by linear interpolation. Revenue refers to our revenue for the year ended December 31, 2025, as reported in our financial statements filed with the SEC.

Eligibility:

You will be eligible for this bonus so long as you are (i) employed by the Company at the time of the payout of the bonus; and (ii) not in violation of Company policies, procedures or compliance matters, or your restrictive covenant agreement with the Company. You will also

100 Palmetto Park Place | Ponte Vedra, FL 32081 | 904.373.5940 | www.treace.com

be eligible to receive the bonus if 2025 revenue exceeds the minimum threshold and your employment is involuntarily terminated other than for Cause (as defined in the 2021 Plan) after December 31, 2025, but before the bonus is paid.

Adjustments for Unusual Events:

The Compensation Committee and Board of Directors may, at their sole and absolute discretion, make adjustments for unusual items affecting financial results used to determine the bonus payout.

Bonus payment:

Payment of a bonus awarded under this Plan will be made at approximately the same time as the payment of the normal Corporate Bonus; but in any event no later than March 15, 2026.

Miscellaneous:

This incentive is subject to and governed by the terms of the Company’s 2021 Plan and the 2025 Corporate Bonus Plan. This incentive (1) does not affect the “at-will” nature of your employment with the Company, and either you or the Company may terminate your employment at any time for any reason; and (2) does not create an express or implied contract or guarantee any particular amount of compensation or specific benefit.

Unless the revenue thresholds are met and you are an employee in good standing with the Company at the time of payment of the 2025 Corporate Bonus (or your employment is involuntarily terminated by the Company without Cause after December 31, 2025), no portion of this award will be earned or paid.

All incentive payments will be subject to withholdings and deductions as required or permitted by applicable federal, state, or local law.

You are not allowed to assign, transfer or pledge this incentive to anyone else.

The Company and the Compensation Committee of the Board of Directors reserves the right to interpret, administer, cancel and revoke this incentive, and its determination will be final, conclusive, and binding.

There are no oral or separate agreements or understandings about this incentive plan, and it can only be changed by the Company in a written agreement signed by an authorized Company representative.

Each provision of this incentive plan will be interpreted in such a manner as to be effective and valid under applicable law. If any of its provisions is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule, such provision will be in effect only to the extent of such prohibition or invalidity, without invalidating the remaining provisions hereof.

100 Palmetto Park Place | Ponte Vedra, FL 32081 | 904.373.5940 | www.treace.com